Exhibit 31.1

CERTIFICATION

I, Federico Pignatelli, certify that:

1.	I have reviewed this report on Form 10-K/A of Biolase, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ FEDERICO PIGNATELLI
Federico Pignatelli
Chief Executive Officer
April 30, 2014